UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒      Definitive Proxy Statement

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☐      Soliciting Material Pursuant to Rule 14a-12

URANIUM ENERGY CORP.
(Name of Registrant as Specified In Its Charter)

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URANIUM ENERGY CORP.
#320 - 1111 West Hastings Street, Vancouver, British Columbia, Canada V6E 2J3

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on July 19, 2011

Dear Stockholder:

     The annual meeting of stockholders (the "Annual Meeting") of Uranium Energy Corp. (the "Company") will be held at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, on July 19, 2011 at 12:00 p.m. (Vancouver time). At the Annual Meeting stockholders will be asked to:

1.     elect Amir Adnani, Alan P. Lindsay, Harry L. Anthony, Erik Essiger, Ivan Obolensky, Vincent Della Volpe and David Kong to our Board of Directors;

2.     ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2011;

3.     hold a non-binding advisory vote on the compensation of our named executive officers;

4.     hold a non-binding advisory vote on the frequency of executive compensation votes; and

5.     transact any other business properly brought before the Annual Meeting or any adjournment thereof.

     On or about June 9, 2011, the Company mailed to all stockholders of record, as of May 24, 2011, a Notice of Internet Availability of Proxy Materials (the "Notice"). Please carefully review the Notice for information on how to access the notice of annual meeting, proxy statement, proxy card and our Annual Report on Form 10-K for the fiscal year ended July 31, 2010, on www.proxyvote.com, in addition to instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper copy of these documents. Our Annual Report on Form 10-K, including financial statements for such period, does not constitute any part of the material for the solicitation of proxies.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record of the Company's common stock at the close of business on May 24, 2011, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     It is important that your shares be represented and voted at the Annual Meeting. If you are the registered holder of the Company's common stock, you can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. You may vote your shares of common stock in person even if you previously returned a proxy card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Please carefully review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding voting instructions.

     If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., a driver's license or passport) to enter the Annual Meeting. If you are a stockholder of record your ownership of the Company's common stock will be verified against the list of stockholders of record as of May 24, 2011, prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of common stock in "street name" (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee), you must also provide proof of beneficial ownership as of May 24, 2011, such as your most recent account statement prior to May 24, 2011, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

By Order of the Board of Directors of Uranium Energy Corp.

/s/ Amir Adnani

Amir Adnani, President and CEO

Dated: June 9, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on July 19, 2011: The Proxy Statement, Annual Report on Form 10-K and Form of Proxy are available at www.proxyvote.com.

ii

URANIUM ENERGY CORP.
#320 - 1111 West Hastings Street, Vancouver, British Columbia, Canada V6E 2J3

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on July 19, 2011

THE ANNUAL MEETING

General

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Uranium Energy Corp. ("we", "us", "our" or the "Company") for use in connection with our annual meeting of our stockholders (the "Annual Meeting") to be held on July 19, 2011, at 12:00 p.m. (Vancouver time), at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7,or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

     In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials to our stockholders on the Internet. On or about June 9, 2011, the Company mailed to all stockholders of record, as of May 24, 2011 (the "Record Date"), a Notice of Internet Availability of Proxy Materials (the "Notice"). If you received only a Notice by mail, you will not receive a printed copy of the proxy materials.

     Please carefully review the Notice for information on how to access our proxy materials, consisting of the notice of annual meeting, proxy statement and proxy card, on www.proxyvote.com. You may also access our Annual Report on Form 10-K for our fiscal year ended July 31, 2010, including financial statements for such period. However, our Annual Report on Form 10-K does not constitute any part of the material for the solicitation of proxies.

     The Notice also includes instructions as to how you may submit your proxy on the Internet or over the telephone.

     If you received only a Notice by mail and would like to receive a printed copy of our proxy materials, including a proxy card, or a copy of our Annual Report on Form 10-K, you should follow the instructions for requesting such materials included in the Notice. There is no charge to you for requesting a paper copy of these documents.

     Our principal executive office is located at #320 - 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3.

Manner of Solicitation and Expenses

     Proxies will be solicited by us initially by mail. Further solicitation may be made by our directors, officers or regular employees, by telephone, facsimile or other acceptable manner. We will bear the expenses incurred in connection with the solicitation of proxies for the Annual Meeting. Upon request, we will also reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock as of the Record Date.

Record Date and Voting Shares

     Our Board of Directors has fixed the close of business on May 24, 2011, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were approximately 72,334,698 shares of our common stock issued, outstanding and entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote at the Annual Meeting for each share of common stock held of record as of the Record Date. There is no cumulative voting in the election of directors.

Quorum

     A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the Annual Meeting is one-third of our issued and outstanding shares of common stock as of the Record Date.

     In order to be counted for purposes of determining whether a quorum exists at the Annual Meeting, shares must be present at the Annual Meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

    shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked "Abstain" or "Withhold" for any matter;

    shares represented by properly executed proxies for which no voting instruction has been given; and

    broker non-votes.

     Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

Entitlement to Vote

     If you are a registered holder of shares of our common stock as of May 24, 2011, the Record Date for the Annual Meeting, you may vote those shares of our common stock in person at the Annual Meeting or by proxy in the manner described below under "Voting of Proxies". If you hold shares of our common stock in "street name" through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution in respect of voting your shares.

Voting of Proxies

     You can vote the shares that you own of record on the Record Date by either attending the Annual Meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the Annual Meeting and to vote in person. You may also submit your proxy on the Internet or over the telephone by following the instructions contained in the Notice.

     You may revoke your proxy at any time before it is voted by:

(a) filing a written notice of revocation of proxy with our corporate secretary at any time before the taking of the vote at the Annual Meeting;

(b) executing a later-dated proxy and delivering it to our corporate secretary at any time before the taking of the vote at the Annual Meeting; or

(c) attending at the Annual Meeting, giving affirmative notice that you intend to revoke your proxy and voting in person. Please note that your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

     All shares of common stock represented by properly executed proxies received at or prior to the Annual Meeting that have not been revoked will be voted in accordance with the instructions of the stockholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR all matters to be considered at the Annual Meeting as set forth in the accompanying Notice of Meeting. The shares represented by proxy will also be voted for or against such other matters as may properly come before the Annual Meeting in the discretion of the persons named in the proxy as proxyholders. We are currently not aware of any other matters to be presented for action at the Annual Meeting other than those described herein.

     Any written revocation of a proxy or subsequent later-dated proxy should be delivered to the executive offices of the Company, located at #320 - 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3, Attn: Corporate Secretary.

Votes Required

     Proposal One - Election of Directors: The affirmative vote of the holders of a plurality of our shares of common stock represented at the Annual Meeting in person or by proxy is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

     Proposal Two - Appointment of Accountants: The affirmative vote of the holders of a majority of our common stock represented at the Annual Meeting in person or by proxy is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor or against the proposal or they may abstain. Abstentions are deemed to be "votes cast" and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this proposal.

     Proposal Three - Executive Compensation: The vote on the compensation of our named executive officers (commonly known as a "say-on-pay" vote) is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The affirmative vote of the holders of a majority of our common stock represented at the Annual Meeting in person or by proxy is required for the non-binding advisory vote on executive compensation. Stockholders may vote in favor or against the proposal or they may abstain. Abstentions are deemed to be "votes cast" and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this proposal.

     Proposal Four - Frequency of Executive Compensation Votes: The vote on how often the Company should include a say-on-pay vote in it proxy materials for future annual meetings of stockholders is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The affirmative vote of the holders of a majority of our common stock represented at the Annual Meeting in person or by proxy is required for the non-binding vote on frequency of executive compensation votes. Stockholders may vote in favor of one of the options for the proposal or they may abstain. Abstentions are deemed to be "votes cast" and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this proposal. The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency selected by stockholders.

Stockholder Proposals

     No proposals have been received from any stockholder for consideration at the Annual Meeting.

Other Matters

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxyholders will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxyholders to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting.

Solicitation of Proxies

     This proxy solicitation is made on behalf of our Board of Directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the Notice or any requested proxy materials to the beneficial owners of the shares of our common stock they hold as of the Record Date. We will bear the expenses incurred in connection with printing, filing and mailing of the Notice and this Proxy Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the following persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Annual Meeting, other than elections to office and as named executive officers in respect of whose compensation the non-binding advisory vote on executive compensation will be held:

    each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

    each nominee for election as one of our directors; or

    any associate of any of the foregoing persons.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of May 24, 2011, by:

    each person who is known by us to beneficially own more than 5% of our shares of common stock; and

    each executive officer, each director and all of our directors and executive officers as a group.

     The number of shares beneficially owned and the related percentages are based on 72,334,698 shares of common stock outstanding as of May 24, 2011.

     For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following May 24, 2011, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Amir Adnani 320 - 1111 West Hastings Street Vancouver, B.C., Canada, V6E 2J3	2,922,801(2)	4.0%
Alan P. Lindsay 2701 - 1500 Hornby Street Vancouver, B.C., Canada, V6Z 2R1	2,346,287(3)	3.2%
Harry L. Anthony P.O. Box 1328 Kingsville, Texas, U.S.A., 78364	2,072,500(4)	2.8%
Erik Essiger P.O. Box 37491, Dubai, UAE	442,500(5)	*
Ivan Obolensky 425 East 79th Street New York, New York, U.S.A., 10021	213,419(6)	*
Vincent Della Volpe 32 Evergreen Drive Lincoln Park, New Jersey, U.S.A., 07035	245,000(7)	*
David Kong 7440 Afton Drive Richmond, B.C., Canada V7A 1A3	75,000(8)	*
Mark A. Katsumata 14447 Blackburn Crescent White Rock, B.C., Canada, V4B 3A3	222,339(9)	*
All executive officers and directors as a group (8 persons)	8,593,846(10)	11.2%
Major Shareholders:
OppenheimerFunds, Inc. Two World Financial Center 225 Liberty St. New York, NY 10281	4,320,034	6.0%

*     Less than one percent.

(1)     Under Exchange Act Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of the security. Certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of common stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of common stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of common stock of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Proxy Statement. As of May 24, 2011, there were 72,334,698 shares of common stock of the Company issued and outstanding.

(2)     This figure includes (i) 1,745,301 shares of common stock, and (ii) stock options to purchase 1,177,500 shares of our common stock.

(3)     This figure includes (i) 1,306,287 shares of common stock, (and (ii) stock options to purchase 1,040,000 shares of our common stock. Alan P. Lindsay is the father-in-law of Amir Adnani.

(4)     This figure includes (i) 822,500 shares of common stock and (ii) stock options to purchase ,1,250,000 shares of our common stock.

(5)     This figure includes (i) 300,000 shares of common stock and (ii) stock options to purchase 142,500 shares of our common.

(6)     This figure includes (i) 18,419 shares of common stock and (ii) stock options to purchase 195,000 shares of our common stock.

(7)     This figure represents stock options to purchase 245,000 shares of our common stock.

(8)     This figure represents stock options to purchase 75,000 shares of our common stock.

(9)     This figure includes (i) 4,839 shares of common stock and (ii) stock options to purchase 217,500 shares of our common stock.

(10)     This figure includes (i) 4,214,346 shares of common stock and (ii) stock options to purchase 4,972,500 shares of our common stock.

     We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS TO OUR BOARD OF DIRECTORS

Election of Directors

     Each of our directors is elected annually at the annual meeting of our stockholders, and, upon his election, will hold office until our next annual meeting or until his successor is elected and qualified.

     The persons named in the enclosed form of proxy as proxyholders intend to vote for the election of the nominees listed below as directors unless instructed otherwise, or unless a nominee is unable or unwilling to serve as a director of our Company. Our Board of Directors has no reason to believe that any nominee is unable or unwilling to serve, but if a nominee should determine not to serve, the persons named in the form of proxy as proxyholders will have the discretion and intend to vote for another candidate that would be nominated by our Board of Directors.

     The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of each nominee as a director. Our constating documents do not provide for cumulative voting in the election of directors.

Nominees for Election as Directors

     Amir Adnani, Alan P. Lindsay, Harry L. Anthony, Erik Essiger, Ivan Obolensky, Vincent Della Volpe and David Kong, each of whom is a current director, have been nominated for election as directors. It is the intention of the persons named in the accompanying form of proxy as proxyholders to vote proxies for the election of each of these individuals as a director and each of the nominees has consented to being named in this Proxy Statement and to serve as a director, if elected.

Directors and Executive Officers

     Our current directors and executive officers and their respective ages as of May 24, 2011, are as follows:

Name	Age	Position with the Company
Amir Adnani	33	President, Chief Executive Officer, Principal Executive Officer and a director
Alan P. Lindsay	60	Chairman and a director
Harry L. Anthony	63	Chief Operating Officer and a director
Mark A. Katsumata	45	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer
Erik Essiger	45	Director
Ivan Obolensky	86	Director
Vincent Della Volpe	68	Director
David Kong	64	Director

     The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

     Amir Adnani. Mr. Adnani is a co-founder of Uranium Energy Corp. and has served as President, Chief Executive Officer, Principal Executive Officer and a director of the Company since January 24, 2005.  Mr. Adnani is an entrepreneur with an extensive background in business development and marketing.  In September of 2004 he founded and was the sole shareholder, a director and President of Blender Media Inc., a Vancouver based company that provides strategic marketing and financial communications services to public companies and investors in mineral exploration, mining, and energy sectors.  Effective October 1, 2006, Mr. Adnani ceased being a director, officer or shareholder of Blender Media Inc.  In June of 2001 Mr. Adnani co-founded, and from June 2001 to September 2004, was a director and officer of Fort Sun Investments Inc., a strategic marketing and financial communications services company for public companies.  Mr. Adnani has served as a director and chairman of the board of Brazil Resources Inc., a mining company listed on the TSX-V, since August 2010. Mr. Adnani holds a Bachelor of Science degree from the University of British Columbia.  Mr. Adnani is not a director or officer of any other U.S. reporting company.

     The Board of Directors has concluded that Mr. Adnani should serve as a director of our Company given his involvement with our Company since 2005 and his business experience prior to joining our Company.

     Alan P. Lindsay. Mr. Lindsay is a co-founder of Uranium Energy Corp. has served as Chairman of the Company since December 2005. Mr. Lindsay served as a Director MIV Therapeutics Inc, a biomedical company focused on biocompatible coating technology for stents and medical devices, from October 2001 through March 2010 and as CEO of MIV from October 2001 to January 2008. From December 2005 through July 2009, Mr. Lindsay served as a director of TapImmune Inc., a development stage biotechnology company. Mr. Lindsay was a founding officer and director of Strategic American Oil Corporation, positions that he held from April until July 2005. He subsequently served as a director of Strategic American Oil Corporation from April 2007 until December 2010.

     Mr. Lindsay was a founder of AZCO Mining Inc. and served as Chairman, President and CEO of AZCO from 1992 to 2000. AZCO was listed on the Toronto Stock Exchange in 1993 and on the American Stock Exchange in 1994. Lindsay also co-founded Anatolia Minerals Development Limited, a junior resource company that trades on the TSX, and New Oroperu Resources Inc., a junior resource company that trades on the TSX Venture Exchange.

     The Board of Directors has concluded that Mr. Lindsay should serve as a director of our Company given that he is one of the co-founders of our Company and has been involved with our Company since its inception, and also given his business experience with other public companies.

     Harry L. Anthony. Mr. Harry L. Anthony has been our Chief Operating Officer and a director since February, 2006. Mr. Anthony has over 30 years of experience in the uranium mining industry. From approximately 1997 to present, Mr. Anthony has been a consultant through Anthony Engineering Services for several major uranium companies and international agencies, which duties generally include project evaluation, operations "trouble shooter" and technical and financial expert. From approximately 1990 through 1997, Mr. Anthony was a senior vice-president of Uranium Resources, Inc., where he managed all facets of operations and technical support to achieve production goals, drilling, ion exchange, reverse osmosis, software development and equipment design. His duties also included oversight of construction, technical aspects, and daily operations of plants and wellfields, budget planning and forecasting, property evaluations and reserve estimations. Mr. Anthony also previously served as the vice-president of engineering/engineering manager of Uranium Resources, Inc., and a project superintendent and project engineer for Union Carbide Corp. Mr. Anthony was on the board of directors of Uranium Resources, Inc. from 1984 through 1994. He is the author of several publications and the recipient of the awards "Distinguished Member of the South Texas Mineral Section of AIME - 1987" and

"1999 Outstanding Citizen of the Year - Kingsville Chamber of Commerce". Mr. Anthony received an M.S. in Engineering Mechanics in 1973 and a B.S. in Engineering Mechanics in 1969 from Pennsylvania State University. Mr. Anthony is not a director or officer of any other U.S. reporting company.

     The Board of Directors has concluded that Mr. Anthony should serve as a director given his involvement with our Company since 2006, and his over 30 years of experience in the uranium industry.

     Mark A. Katsumata. Mr. Katsumata was a director of our Company and the Chairman of our Audit Committee from May 11, 2009 until January 5, 2011. Since January 5, 2011 Mr. Katsumata has served as our Secretary, Treasurer and Chief Financial Officer. Mr. Katsumata has served as a Chief Financial Officer and Vice President, Finance of several NYSE Amex, TSX and TSX Venture Exchange companies. Mr. Katsumata has over 20 years of experience related to the mining industry and has been a member in good standing of the Certified General Accountants' Association of British Columbia and Canada since 1997. During the past five years, Mr. Katsumata was the Chief Financial Officer of Candente Resource Corp., a TSX listed base and precious metals explorer, and the Chief Financial Officer/Vice President, Finance of each of Denison Mines Corp., an NYSE Amex and TSX listed uranium producer and explorer, and Fortress Minerals Corp., a TSX Venture Exchange listed precious metals explorer.

     Erik Essiger. Mr. Essiger became a director of our company on August 23, 2006.  Mr. Essiger has twenty years experience in corporate finance, strategy development and restructuring projects across a wide variety of sectors, in particular industrial, business services, retail and consumer goods. Mr. Essiger currently serves as Chairman and Chief Executive Officer of The Emirates Capital Limited, an investment banking company based in Dubai, which he founded in January 2008. In December 2006, Mr. Essiger established SCP Swiss Capital-Partners AG, a corporate finance boutique in Switzerland, which has been integrated into Emirates Capital. In addition, during the past five years, Mr. Essiger has been:  the Managing Director and the founder of Precisetech GmbH, a corporate finance advisory company focused on international M&A transactions (from October 2004 to December 2006); a member of the Supervisory Board of Corix Capital AG (from December 2003 to December 2006; and the Senior Manager, Transaction Services Strategy Group, with PricewaterhouseCoopers AG, heading up the commercial and due diligence practice of that group in Germany which provided services mainly to private equity clients of the firm (from April 2003 to September 2004).

     The Board of Directors has concluded that Mr. Essiger should serve as a director given his involvement with our Company since 2006, and his over 20 years of experience in corporate finance, strategy development and restructuring projects.

     Ivan Obolensky. Mr. Obolensky has served on our Board of Directors since April 2007. Mr. Obolensky has over 40 years of experience in the investment banking business as a financial analyst, with specific expertise in the defense aerospace, oil and gas, nuclear power, metals and minerals, publishing and high technology industries. He has been an executive of several investment banks, including Sterling Grace & Co., Jesup, Josephthal & Co., Dominick and Dominick, Inc., Middendorf Colgate and CB Richard Ellis Mosley Hallgarten. Since November 1990 to date, Mr. Obolensky has been Vice-President of Shields & Company, an Investment Bank and Member of the New York Stock Exchange. Mr. Obolensky is a Registered Investment Advisor and a member of the New York Society of Security Analysts. He has made frequent appearances as a guest on CNBC, CNNfn, and Bloomberg TV. Mr. Obolensky is also a member of various foundations and philanthropic organizations, and serves as Chairman and CEO of the Soldiers' Sailors' Marines' and Airmen's Club in New York. He is a graduate of Yale University and a retired Lieutenant (Junior Grade) in the U.S. Naval Air Corps.

     The Board of Directors has concluded that Mr. Obolensky should serve as a director given his involvement with our Company since 2007, and his over 40 years of experience in the investment banking business as a financial analyst.

     Vincent Della Volpe. Mr. Della Volpe has served on our Board of Directors since July 2007. Mr. Della Volpe has served as a professional money manager for over 35 years, including as a senior portfolio manager of pension funds for Honeywell Corporation and senior vice president of the YMCA Retirement fund in New York. Throughout his career Mr. Della Volpe has particularly focused on the management of energy and utility equity portfolios, and he also has experience managing venture capital investments. Mr. Della Volpe holds a Bachelor of Arts in Accounting and an MBA in finance, both from Seton Hall University. Since September 2006, Mr. Della Volpe has served as a director of Gold Canyon Resources, Inc., a junior natural resources company incorporated in British Columbia, Canada, which is listed on the TSX Venture Exchange. Mr. Della Volpe has been retired since March 2003. During the prior 11 years he was employed by the YMCA Retirement Fund. In addition to his position as director of the Company, he has been a director of Gold Canyon Resources since September 2006.

     The Board of Directors has concluded that Mr. Della Volpe should serve as a director given his involvement with our Company since 2007 and his over 35 years of experience in the financial industry.

     David Kong. Mr. Kong became a director of our Company on January 5, 2011. Mr. Kong holds a Bachelor in Business Administration from Taiwan and earned his Chartered Accountant designation in British Columbia and U.S. CPA (Illinois) designation in 2002. From 1981 to 2004, he was a partner at Ellis Foster, Chartered Accountants, an independent accounting firm in British Columbia. Ellis Foster merged with Ernst & Young LLP in 2005 and retained Mr. Kong as a partner of Ernst & Young from 2005 to 2010 where he led its Chinese market practice in Canada and focused on servicing Canadian public companies doing business in China, including Chinese public companies listed on North American stock exchanges. Currently, Mr. Kong is a director of Hana Mining Ltd., Channel Resources Ltd., CIBT Education Group Inc., New Pacific Metals Corp., Tagish Lake Gold Corp. and Brazil Resources Inc.

     The Board of Directors has concluded that Mr. Kong should serve as a director given his business experience, accounting and financial expertise.

Term of Office

     Our directors hold office until the next annual meeting of the stockholders or until the election and qualification of their successors. Officers are appointed by and serve at the discretion of the Board of Directors.

Family Relationships

     Alan P. Lindsay is the father-in-law of Amir Adnani.

Meetings of Directors During the Last Fiscal Year

     The Company's Board of Directors held one meeting in person during the fiscal year ended July 31, 2010 and acted through the adoption of unanimous written consent resolutions on 37 occasions during the period, as permitted under the Nevada Revised Statutes and our Company's Bylaws. Each director attended 100% of the aggregate of: (i) the total number of Board of Directors' meetings held while he was a director; and (ii) the total number of meetings held by Committees on which he served during the periods that he served.

     The Company does not have a formal policy with respect to director attendance at annual stockholders' meetings, however, all directors are encouraged to attend.

Board Independence

     The Board of Directors has determined that Erik Essiger, Ivan Obolensky, Vincent Della Volpe and David Kong each qualify as independent directors under the listing standards of the NYSE Amex Equities stock exchange (the "NYSE Amex").

Committees of the Board of Directors

     Our Board of Directors currently has three Board of Director Committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. These Committees operate pursuant to charters adopted in respect of each Committee; copies of which are posted on the Company's website at www.uraniumenergy.com

     The following sets forth information relating to the Company's Board of Director Committees:

Audit Committee

     Our Audit Committee has been structured to comply with Rule 10A-3 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). During fiscal period ended July 31, 2010, our Audit Committee was comprised of Ivan Obolensky, Vincent Della Volpe and Mark A. Katsumata, all of whom qualified as independent directors under NYSE Amex rules. Mr. Katsumata was a director of our Company and the Chairman of our Audit Committee from May 11, 2009 until January 5, 2011 and our Board of Directors has determined that he satisfied the criteria for an audit committee financial expert under applicable SEC rules. Mr. Kong was appointed as a director on January 5, 2011 to fill the vacancy left by Mr. Katsumata's resignation. The Board of Directors appointed Mr. Kong as a member and the Chairman of the Company's Audit Committee. Mr. Kong qualifies as an independent director under NYSE Amex rules, and our Board of Directors has determined that Mr. Kong satisfies the criteria for an audit committee financial expert under applicable SEC rules. Each Audit Committee member is able to read and understand fundamental financial statements, including the Company's consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows.

     The Audit Committee meets with management and our external auditors to review matters affecting the Company's financial reporting, the system of internal accounting and financial controls and procedures and audit procedures and audit plans. The Audit Committee reviews significant financial risks, is involved in the appointment of senior financial executives and annually reviews our insurance coverage and any off balance sheet transactions.

     The Audit Committee is mandated to monitor our Company's audit and the preparation of financial statements and to review and recommend to the Board of Directors all financial disclosure contained in our Company's public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the Audit Committee and to the Board of Directors. The Audit Committee and Board of Directors each have the authority to terminate the external auditor's engagement (subject to confirmation by our stockholders). The Audit Committee also approves in advance any permitted services to be provided by the external auditors which are not related to the audit.

     We will provide appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

     The Audit Committee discharged its mandate in respect of the financial period ended July 31, 2010, including the review and recommendation to the Board of Directors of all financial disclosure contained in our Company's public documents. The Audit Committee held four meetings during the period ended July 31, 2010, and also acted through the adoption of written consent resolutions as permitted under the Nevada Revised Statutes and our Company's Bylaws.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal period ended July 31, 2010, with the Company's management. In addition, the Audit Committee has discussed with the Company's independent registered public accounting firm, Ernst & Young LLP, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence. The Audit Committee considered the compatibility of non-audit services with the auditors' independence. Based on the discussions and reviews referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal period ended July 31, 2010, be included in the Company's Annual Report on Form 10-K, for the period ended July 31, 2010. The Audit Committee has selected Ernst & Young LLP to serve as the Company's Independent Registered Public Accounting Firm for fiscal 2011. This report is provided by the following who comprised the Committee at that time:

     By: Mark A. Katsumata, Ivan Obolensky and Vincent Della Volpe.

Compensation Committee

     The Compensation Committee is comprised of Erik Essiger, Ivan Obolensky and Vincent Della Volpe, all of whom qualify as independent directors under NYSE Amex rules. Mr. Essiger is the Chairman of the Compensation Committee.

     The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of directors, executive officers and employees and providing advice on compensation structures in the various jurisdictions in which our Company operates. In addition, the Compensation Committee reviews and oversees our overall salary objectives and any significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and proposes any awards of stock options and incentive and deferred compensation benefits.

     The Compensation Committee held one meeting in person during the fiscal year ended July 31, 2010, and acted through the adoption of unanimous written consent resolutions on nine occasions during the period.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee is comprised of Erik Essiger, Ivan Obolensky and Vincent Della Volpe, all of whom qualify as independent directors under NYSE Amex rules. Mr. Essiger is the Chairman of the Corporate Governance and Nominating Committee.

     The Corporate Governance and Nominating Committee is responsible for developing our approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of our Company, including recommending director candidates, review of board procedures, size and organization and monitoring of senior management with respect to governance issues. The Committee is responsible for the development and implementation of corporate communications to ensure the integrity of our disclosure controls and procedures, internal control over financial reporting and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of our Board of Directors' relationship with our management.

     The Corporate Governance and Nominating Committee identifies individuals believed to be qualified to become Board of Director members and recommends individuals to fill vacancies. There are no minimum qualifications for consideration for nomination to be a director of the Company. The Committee assesses all nominees using generally the same criteria. In nominating candidates, the Committee takes into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character, as well as the needs of the Company. The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, and historically has not considered diversity as a major criterion for identifying director nominees.

     The Corporate Governance and Nominating Committee has performed a review of the experience, qualifications, attributes and skills of our Company's current directors who are nominated for reelection, and believes that such persons possess a variety of complementary skills and characteristics, including the following:

    personal characteristics, including leadership, character, integrity, accountability, sound business judgment and personal reputation;

    successful business or professional experience;

    various areas of expertise or experience, including financial, strategic and general management;

    willingness and ability to commit the necessary time to fully discharge the responsibilities of a director in connection with the affairs of the Company; and

    a demonstrated commitment to the success of the Company.

     For a discussion of the specific backgrounds and qualifications of our current directors and nominees, see "Proposal 1 -- Election of Directors" in this Proxy Statement.

     The Corporate Governance and Nominating Committee considers nominees recommended by stockholders if such recommendations are made in writing to the Committee and evaluates nominees for election in the same manner whether the nominee has been recommended by a stockholder or otherwise. To recommend a nominee, please write to the Company's Corporate Governance and Nominating

Committee c/o Uranium Energy Corp., Attn: Corporate Secretary, at #320 - 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3.

     The Corporate Governance and Nominating Committee held one meeting during the fiscal period ended July 31, 2010.

Stockholder Communications

     Stockholders may contact an individual director, the Board of Directors as a group or a specified Committee of the Board of Directors or group, including any non-employee directors as a group, either by: (a) writing to Uranium Energy Corp., at #320 - 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3, Attn: Corporate Secretary; or (b) sending an e-mail message to info@uraniumenergy.com.

     Our Corporate Secretary will conduct an initial review of all such stockholder communications and will forward the communications to the persons to whom it is addressed, or if no addressee is specified, to the appropriate Committee of the Board of Directors or the entire Board of Directors depending on the nature of the communication. Such communications will be assessed by the recipients as soon as reasonably practicable taking into consideration the nature of the communication and whether expedited review is appropriate.

Code of Business Conduct and Ethics Policy

     We have adopted a Code of Business Conduct and Ethics Policy that applies to all directors and officers. The code describes the legal, ethical and regulatory standards that must be followed by the directors and officers of the Company and sets forth high standards of business conduct applicable to each director and officer. As adopted, the Code of Business Conduct and Ethics Policy sets forth written standards that are designed to deter wrongdoing and to promote, among other things:

1. honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2. compliance with applicable governmental laws, rules and regulations;

3. the prompt internal reporting of violations of the code to the appropriate person or persons identified in the code; and

4. accountability for adherence to the code.

     A copy of our Code of Business Conduct and Ethics Policy can be viewed on our website at the following URL: http://www.uraniumenergy.com/about_us/corporate_governance/code_of_ethics/.

Involvement in Certain Legal Proceedings

     Except as disclosed in this Proxy Statement, during the past ten years none of the following events have occurred with respect to any of our directors or executive officers:

1.     a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.     such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.     such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(a)     acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(b)     engaging in any type of business practice; or

(c)     engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.     such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.     such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.     such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.     such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(a)     any Federal or State securities or commodities law or regulation; or

(b)     any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(c)     any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.     such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

     There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

Certain Relationships and Related Party Transactions

     Except for the transactions described below, since the beginning of our year ended July 31, 2009, none of our directors, nominees, officers or principal stockholders, nor any immediate family member of the foregoing, has or have any material interest, direct or indirect, in any transaction, or in any proposed transaction, in which our Company was or is to be a participant and in which the amount involved exceeds $120,000.

     The Audit Committee of our Board of Directors is responsible for reviewing, approving or ratifying any such related party transactions in accordance with the charter adopted in respect of the Audit Committee as described above.

     During our fiscal year ended July 31, 2010, we had transactions with certain officers and directors of our Company as follows:

(a)     we incurred $151,797 in general and administrative costs paid to companies controlled by a direct family member of an officer (Mr. Adnani); and

(b)     on August 28, 2009, we entered into a consulting agreement with a company controlled by a director of our Company (Mr. Essiger). Under the terms of the agreement, the Company issued 300,000 restricted common shares. The fair value of the issuance was $777,000, recorded as stock-based consulting fees.

     During our fiscal year ended July 31, 2009, we had transactions with certain officers and directors of our Company as follows:

(a)     we incurred $108,873 in general and administrative costs paid to companies controlled by direct family members of an officer (Mr. Adnani) and a director (Mr. Lindsay).

     All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.

     Messrs. Adnani and Lindsay are founders, and may be considered promoters, of the Company. Messrs. Adnani and Lindsay were issued an aggregate of 1,575,000 shares of our common stock at a price of $0.0013 per share for total proceeds of $2,100 at the time of the organization of the Company. Neither of Mr. Adnani nor Mr. Lindsay has received anything of value from the Company in their capacities as promoters of the Company.

     Amounts owing to related parties are unsecured, non-interest bearing and without specific terms of repayment.

Conflicts of Interest

     To our knowledge, and other than as disclosed in this Proxy Statement, there are currently no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based on our review of the reports furnished to us by our officers, directors and greater than ten percent stockholders, we believe that all such reports were timely filed during the fiscal year ended July 31, 2010.

Board Leadership Structure and Role in Risk Oversight

     Amir Adnani serves as our Chief Executive Officer while Alan P. Lindsay serves as the Chairman of our Board of Directors. Our Board of Directors takes an active role in risk oversight of our Company. Our executive officers report any significant risks that come to their attention to our Board of Directors. Our Audit Committee reviews significant financial risks and reports them to the Board of Directors as well.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

     The Compensation Committee of the Board of Directors of the Company is responsible for establishing and administering the Company's executive and director compensation.

     The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with the Company. Independency is re-assessed annually.

     The responsibilities of the Compensation Committee, as stated in its charter, include the following:

    review and approve the Company's compensation guidelines and structure;

    review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer;

    review and approve on an annual basis the evaluation process and compensation structure for the Company's other officers, including salary, bonus, incentive and equity compensation; and

    periodically review and make recommendations to the Board of Directors regarding the compensation of non-management directors.

Overview of Executive Compensation Program

     The Company recognizes that people are our primary asset and our principal source of competitive advantage. In order to recruit, motivate and retain the most qualified individuals as senior executive officers, the Company strives to maintain an executive compensation program that is competitive in the mining industry which is a competitive, global labor market.

     The Compensation Committee's compensation objective is designed to attract and retain the best available talent while efficiently utilizing available resources. The Committee compensates executive management primarily through base salary and equity compensation designed to be competitive with comparable companies, and to align management's compensation with the long-term interests of shareholders. In determining an executive management's compensation, the Compensation Committee also takes into consideration the financial condition of the Company and discussions with the executive.

     In order to accomplish our goals and to ensure that the Company's executive compensation program is consistent with its direction and business strategy, the compensation program for our senior executive officers is based on the following objectives:

    encourage and reward performance which supports the Company's core values and business objectives;

    emphasize a "pay for performance" system, in which an individual's short and long-term compensation and career advancement are dependent upon both individual and Company performance, with an objective of increasing long-term shareholder value; and

    provide competitive total compensation and reward programs to enhance the Company's ability to attract, motivate and retain knowledgeable and experienced senior executive officers.

Compensation Elements and Rationale

     There are three basic components to the Company's executive compensation program: base salary, short term incentive cash awards and long-term incentive equity compensation.

(i)     Base Salary

     Annual base salary must be considered in the context of the overall compensation package. Generally, the Company will target being competitive within the peer group and market place where we compete for talent, therefore the Company has conducted an internal survey of companies within our industry and has found our annual base salaries to be aligned with those within the peer group.

(ii)     Short Term Incentive (Cash)

     The objective of the short term incentive program is to motivate the executive officers to achieve pre-determined objectives and provide a means to reward the achievement of corporate milestones and fulfillment of the annual business plan. During the fiscal years 2008 and 2009 the Company did not award any short term incentive, which we considered appropriate due to the decline of the global capital markets. During 2010 the Company was in transition from an operating company to a producing company, whereby the process for the award of short term incentives was formalized. During 2010 corporate and individual goals were set for each executive officer and every award of short term incentive payments or bonuses was made after evaluation of demonstrated results measured pursuant to pre-established measurement criteria. As significant corporate milestones were achieved by the Company during 2010, short term incentive compensation awards became a more significant element of the overall executive officer compensation program.

(iii)     Long Term Incentive (Equity)

     The Company's long term incentive program provides for the granting of stock options to senior executive officers to both motivate executive performance and retention, as well as align executive officer performance to shareholder value. In awarding long term incentives, the Company compares the long term incentive program to that of peer group companies and evaluates such factors as the number of options available under its stock option plans and the number of options outstanding relative to the number of shares outstanding. The Company has historically sought to award stock options on a competitive basis therefore the Company has conducted an internal survey of companies within our industry and has found our long term incentive to be aligned with those within the peer group.

     Option award compensation is defined as the fair value of stock options granted during the period. Fair value is estimated at the date of the stock option grant using the Black-Scholes option-pricing model utilizing variables such as expected volatility, expected life and expected forfeiture rates. The fair value of the stock options are not indicative of the actual value received by the optionees, and could be materially different upon exercise of their stock options. All stock options granted have an exercise price equal to the market value of the underlying common shares on the date of grant.

(iv)     Non-cash Compensation

     The Company provides standard health benefits to its executives.

     Due to the economic downturn in 2009, all director and officer cash compensation amounts were voluntarily reduced by 20% effective January 1, 2009 through July 31, 2009 inclusive.

Review of Senior Executive Officer Performance

     The Compensation Committee reviews, on an annual basis, the overall compensation package for the senior executive officers and evaluates executive officer performance relative to corporate goals. The Compensation Committee has the opportunity to meet with the senior executive officers at various times during the year, which assists the Compensation Committee in forming its own assessment of each individual's performance.

     In determining the compensation for the senior executive officers, the Compensation Committee considered compensation paid to other executive officers of other companies within the industry, the executive's performance in meeting goals, and the complexity of the management position and the experience of the person. Of the amount of the compensation paid to the executive officer, the majority of the compensation was in the form of options. The number of options granted was determined in large part due to the financial condition of the Company which currently has no revenues.

     When reviewing the executive's performance for fiscal year 2010, the Compensation Committee took into consideration both, individual and corporate performance levels. The following milestones were attained by the Company as a result of the success of the executives meeting their performance targets:

    a non-brokered financing of $22 million;

    the completion of the South Texas Mining Venture acquisition;

    the disposition of the Cebolleta project for $11 million;

    addition to the Russell 2000 and Russell 3000 indexes; and

    the establishment of NI 43-101 resource established at Palangana.

Alan Lindsay, Chairman

     Alan P. Lindsay serves as the Company's Chairman and director and is retained accordingly on a yearly basis. Mr. Lindsay is compensated on a monthly basis at a rate of $6,000 per month.

     The Company's compensation policy for Mr. Lindsay is based on comparisons of other companies remunerations made to their Chairmen and the value of his expertise to the Company.

Amir Adnani, President and Chief Executive Officer

     Mr. Adnani is retained according to his Executive Services Agreement and his compensation for serving as executive officer of the Company is disclosed below in the "Summary Compensation Table."

     The Company's compensation policy for Mr. Adnani is based on comparisons of other companies remunerations made to their Presidents and Chief Executive Officers and the value of his expertise to the Company.

     As shown in the Director Compensation Table below, Mr. Adnani does not receive additional compensation in connection with his service as a director of the Company.

Harry L. Anthony, Chief Operating Officer

     Mr. Anthony is retained according to his Executive Services Agreement and his compensation for serving as Chief Operating Officer of the Company is disclosed below in the "Summary Compensation Table."

     The Company's compensation policy for Mr. Anthony is based on comparisons of other companies remunerations made to their Chief Operating Officers and the value of his expertise to the Company.

     As shown in the Director Compensation Table below, Mr. Anthony does not receive additional compensation in connection with his service as a director of the Company.

Pat Obara, former Chief Financial Officer

     Mr. Obara served as our Chief Financial Officer throughout our fiscal year ended July 31, 2010. He resigned as Chief Financial Officer on January 5, 2011 and currently serves as Vice President - Administration of our Company. As Chief Financial Officer Mr. Obara was (and now as Vice-President Administration he is) retained on a month-to-month basis under the provisions of a Consulting Service Agreement dated July 1, 2007. His compensation for serving as Chief Financial Officer of the Company during our fiscal year ended July 31, 2010 is disclosed below in the "Summary Compensation Table."

     The Company's compensation policy for Mr. Obara was based on comparisons of other companies remunerations made to their Chief Financial Officers and the value of his expertise to the Company. The Company's compensation policy for Mark A. Katsumata, the Company's current Chief Financial Officer, is based on these same criteria.

Pension Benefits

None.

Non-Qualified Deferred Compensation

None.

Retirement, Resignation or Termination Plans

     Officers with contracts for services have notice requirements which permit pay in lieu of notice.

     Messrs. Adnani's and Anthony's contracts contemplate the case of termination due to change in control of the Company whereby they will each receive a severance fee equal to 18 months of their salary.

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the Compensation Committee during fiscal 2010 or 2009 was a current or former officer or employee of our Company or engaged in certain transactions with our Company required to be disclosed by regulations of the SEC. Additionally, there were no Compensation Committee "interlocks" during fiscal 2010 and 2009, which generally means that no executive officer of our Company served: (a) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity which had an executive officer serving as a member of our Company's Compensation Committee; (b) as a director of another entity which had an executive officer serving as a member of our Company's Compensation Committee; or (c) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity which had an executive officer serving as a director of our Company.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed the foregoing compensation discussion and analysis with management. Based on that review and those discussions, the committee recommended to the Board of Directors that the compensation discussion and analysis be included in this Proxy Statement. This report is provided by the following independent directors, who comprise the Committee:

     By: Erik Essiger, Ivan Obolensky and Vincent Della Volpe.

Summary Compensation Table

     The following table sets forth the compensation paid to our Chief Executive Officer, Chief Financial Officer and those executive officers that earned in excess of $100,000 during the years ended July 31, 2010, 2009 and 2008 (collectively, the "Named Executive Officers"):

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incen-tive Plan Com-pen-sation ($)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($)	All Other Com-pen-sation ($)	Total ($)(3)
Amir Adnani President and Chief Executive Officer	2010 2009 2008	279,741 (1) 233,134 (1) 276,990 (1)	140,000 - -	- - -	490,000 (2) 44,750 (2) 407,500 (2)	- - -	- - -	2.217 - -	911,958 277,884 684,490
Harry L. Anthony Chief Operating Officer	2010 2009 2008	258,365 (1) 218,694 (1) 269,927 (1)	140,000 - -	- - -	490,000 (2) 44,750 (2) 407,500 (2)	- - -	- - -	6,215 - -	894,581 263,444 677,427
Pat Obara former Secretary, Treasurer and Chief Financial Officer	2010 2009 2008	150,834 (1) 129,529 (1) 142,453 (1)	56,000 - -	- - -	294,000 (2) 26,750 (2) 203,750 (2)	- - -	- - -	1,014 - -	501,847 156,279 346,203

(1)     These amounts represent fees paid by us to the Named Executive Officers during the past year pursuant to various employment and consulting services agreements, as between us and the Named Executive Officers, which are more particularly described below.

(2)     Option award compensation is defined as the fair value of stock options granted during the period. Fair value is estimated at the date of the stock option grant using the Black-Scholes option-pricing model utilizing variables such as expected volatility, expected life and expected forfeiture rates.  The fair value of the stock options are not indicative of the actual value received by the optionees, and could be materially different upon exercise of their stock options.  All stock options granted have an exercise price equal to the market value of the underlying common shares on the date of grant. See Note 12 to the audited annual consolidated financial statements for the year ended July 31, 2010 contained in our annual report on Form 10-K for the year ended July 31, 2010

(3)     The Company did not record any non-equity incentive compensation plan expense, or non-qualified deferred compensation expense for the Named Executive Officers.

     We granted options to purchase shares of our common stock to the Named Executive Officers in the fiscal year ended July 31, 2010 as follows:

Grants of Plan Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)	All Other Options Awards: Number Of Securities Under- lying Options (#)	Exercise Or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Thres-hold ($)	Tar- get ($)	Maxi- mum ($)	Thres- hold (#)	Tar- get (#)	Maxi-mum (#)
Amir Adnani President and Chief Executive Officer	August 26, 2009	-	-	-	-	-	-	-	250,000	2.40	490,000
Harry L. Anthony Chief Operating Officer	August 26, 2009	-	-	-	-	-	-	-	250,000	2.40	490,000
Pat Obara former Chief Financial Officer	August 26, 2009	-	-	-	-	-	-	-	150,000	2.40	294,000

     The following table sets forth information as at July 31, 2010, relating to options that have been granted to the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercis-able	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date (m/d/y)	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)	Equity Incen-tive Plan Awards: Number Of Un-earned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incen-tive Plan Awards: Market Or Payout Value Of Un-earned Shares, Units Or Other Rights That Have Not Vested ($)
Amir Adnani President and CEO	202,500 225,000 250,000 250,000	- - - -	- - - -	0.33 0.45 0.45 2.40	12/20/15 01/01/17 04/07/18 08/26/19	- - - -	- - - -	- - - -	- - - -
Harry L. Anthony Chief Operating Officer	202,500 72,500 225,000 250,000 250,000	- - - - -	- - - - -	0.33 0.33 0.45 0.45 2.40	12/20/15 02/01/16 01/01/17 04/07/18 08/26/19	- - - - -	- - - - -	- - - - -	- - - - -
Pat Obara former Chief Financial Officer	180,000 25,000 125,000 150,000	- - - -	- - - -	0.45 0.45 0.45 2.40	10/10/16 01/01/17 04/07/18 08/26/19	- - - -	- - - -	- - - -	- - - -

     The following table sets forth the value realized on options exercised and stock awards vested for the Named Executive Officers for the year ended July 31, 2010:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number Of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number Of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Amir Adnani President and CEO	Nil	N/A	N/A	N/A
Harry L. Anthony Chief Operating Officer	100,000	331,000	N/A	N/A
Pat Obara former Chief Financial Officer	20,000	56,000	N/A	N/A

No Pension Benefits

     The Company does not maintain any plan that provides for payments or other benefits to its executive officers at, following, or in connection with retirement, including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.

No Nonqualified Deferred Compensation

     The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Director Compensation

     Directors receive cash compensation for their service as such, as well as options. The number of options granted to each director is based on the experience of the director, time spent on Company matters and the compensation paid to other directors of companies in the industry.

     The following table sets forth information relating to compensation paid to our directors in the year ended July 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Alan P. Lindsay	101,219(1)	-	196,000(3)	-	-	-	297,219
Amir Adnani	-	-	-	-	-	-	-
Harry L. Anthony	-	-	-	-	-	-	-
Erik Essiger	46,563	-	147,000(3)	-	-	-	193,563
Ivan Obolensky	25,000	8,854(2)	98,000(3)	-	-	-	131,854
Vincent Della Volpe	30,000	-	98,000(3)	-	-	-	128,000
Mark Katsumata	24,132	17,711(2)	147,000(3)	-	-	-	188,843

(1)     Alan P. Lindsay received monthly fees through July 31, 2010, for the provision of various management consulting services provided by Mr. Lindsay to us on a monthly basis and from time to time.

(2)     This amount represents the fair value of the shares at the time of issuance. See note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended July 31, 2010.

(3)     This amount represents the fair value of options at the date of grant or repriced during the year, estimated using the Black-Scholes option pricing model. See Note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended July 31, 2010.

(4)     As of July 31, 2010 our directors held options to acquire an aggregate of 3,602,500 shares of our common stock: Alan P. Lindsay 950,000 options, Amir Adnani 927,500 options, Harry L. Anthony 1,000,000 options, Erik Essiger 225,000 options, Ivan Obolensky 150,000 options, Vincent Della Volpe 200,000 options, and Mark Katsumata 150,000 options.

     Alan P. Lindsay serves as the Company's Chairman and director and is retained accordingly on a yearly basis. Mr. Lindsay is compensated on a monthly basis at a rate of $6,000 per month.

     Amir Adnani serves as the Company's Chief Executive Officer, President and a director, and Harry L. Anthony serves as the Company's Chief Operating Officer and a director. Messrs Adnani and Anthony are retained according to their Executive Services Agreements and their compensation for serving as executive officers of the Company is disclosed above in the "Summary Compensation Table." As shown in the Director Compensation Table above, Messrs Adnani and Anthony do not receive additional compensation in connection with their service as directors of the Company.

     During our fiscal year ended July 31, 2010, Erik Essiger, Ivan Obolensky, Vincent Della Volpe and Mark A. Katsumata were the independent directors of the Company. (Mr. Katsumata resigned as a director on January 5, 2011. David Kong was appointed as a director on January 5, 2011, and he is now an independent director along with Messrs Essiger, Obolensky and Della Volpe.) Mr. Essiger serves as Chairman of the Company's Compensation Committee and Mr. Katsumata served as Chairman of the Company's Audit Committee until January 5, 2011 (Mr. Kong currently serves in that position). The independent directors are retained on a yearly basis for their service and are paid quarterly based on their annual retainer fees, which were as follows during the year ended July 31, 2010:

    Erik Essiger (Euro 20,000 per year);

    Ivan Obolensky (US$20,000 per year);

    Vincent Della Volpe (US$20,000 per year); and

    Mark Katsumata (Cdn$25,000 per year).

     The amounts listed above are all-inclusive retainer fees; there are no additional committee and/or chairmanship fees or meeting attendance fees above and beyond such annual retainer fees.

     In addition to such retainers, from time to time directors may receive bonus payments or options, which are granted on a discretionary basis. The amount of any bonus payments or the number of options granted is based on the experience of the director, time spent on Company matters and the compensation paid to other directors of companies in the industry.

     Standard retainer amounts paid to directors, as well as any bonus payments or options, are determined by the Company's Compensation Committee and ratified by the Board of Directors.

Directors and Officers Insurance

     The Company has purchased a policy of insurance for the benefit of its directors and officers, and the directors and officers of its subsidiaries, against liability incurred by them in the performance of their duties as directors and officers of the Company, or its subsidiaries, as the case may be. The amount of premium paid with respect to this policy for the financial year ended July 31, 2010 was $41,500. The policy does not specify that any part of the premium is paid in respect of either directors as a group or officers as a group. The entire premium is paid by the Company. The current annual policy limit is $5,000,000 subject to a deductible of up to $125,000 per occurrence. There have been no claims under the directors' and officers' insurance.

Share Performance Graph

     Our shares of common stock commenced trading on the OTC Bulletin Board on December 5, 2005, with the first trade in our common stock occurring on February 17, 2006. Our shares of common stock were subsequently listed for trading on the NYSE Amex on September 28, 2007. The graph below compares the cumulative total stockholder return on our common stock for the period from February 17, 2006 to July 31, 2006 and for the years ended July 31, 2007 through to July 31, 2010, with the cumulative total return on the shares of common stock of General Moly, Inc. and Uranerz Energy Corp. over the same periods (assuming an investment of $100 in our common stock, General Moly, Inc. and Uranerz Energy Corp. on February 17, 2006, and the reinvestment of all dividends, if any).

Employment and Consulting Agreements

Adnani Executive Services Agreement

     On July 1, 2006, our Board of Directors authorized and approved an Executive Services Agreement between us and Amir Adnani, as amended by letter agreement dated July 1, 2007, which provided for an initial term expiring July 1, 2009. On July 23, 2009 our Board of Directors approved the entering into a Further Amended and Restated Executive Services Agreement to the Executive Services Agreement (collectively, the "Adnani Agreement") with Amir Adnani Corp. (the "Consultant" therein) with a term expiring on July 23, 2012. Pursuant to the terms and provisions of the Adnani Agreement: (i) through the Consultant, Mr. Adnani shall continue to provide duties to us commensurate with his current executive positions as our President and Chief Executive Officer; (ii) we shall pay to the Consultant a monthly fee of $19,167; and (iii) we shall grant to the Consultant incentive stock options to purchase not less than 365,000 shares at an exercise price of not more than $0.33 per share and exercisable for a period of not less than 10 years from the date of grant. The Adnani Agreement is subject to automatic renewal unless either the Company or Mr. Adnani provides written notice not to renew the Adnani Agreement no later than 90 days prior to the end of the then-current term.

Anthony Executive Services Agreement

     On February 15, 2006, our Board of Directors authorized and approved the execution of an employment agreement between us and Harry L. Anthony. On July 1, 2006, our Board of Directors approved an amendment to this agreement, extending the initial term thereunder to July 1, 2008. On July 23, 2009 our Board of Directors approved the entering into a Further Amended and Restated Executive Services Agreement (collectively, the "Anthony Agreement") with Mr. Anthony with a term expiring on July 23, 2012. Pursuant to the terms and provisions of the Anthony Agreement: (i) Mr. Anthony shall provide duties to us commensurate with his executive position as our Chief Operating Officer; (ii) we shall pay to Mr. Anthony a monthly fee of $19,167; and (iii) we shall grant to Mr. Anthony incentive stock options to purchase not less than 365,000 shares at an exercise price of not more than $0.33 per share and exercisable for a period of not less than 10 years from the date of grant. The Anthony Agreement is subject to automatic renewal unless either the Company or Mr. Anthony provides written notice not to renew the Anthony Agreement no later than 90 days prior to the end of the then-current term.

Obara Builders Consulting Services Agreement

     On August 15, 2007, with an effective date of July 1, 2007, our Board of Directors authorized and approved the Obara Builders Consulting Services Agreement (the "Obara Agreement". The initial term of the Obara Agreement was two years, expiring on July 1, 2009. Pursuant to the terms and provisions of the Obara Agreement: (i) Mr. Obara provided duties to us commensurate with his executive positions as Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer; (ii) we paid to Obara Builders Ltd., a private company controlled by Mr. Obara, or to Mr. Obara personally, a monthly fee of CAD $10,000; (iii) we approved the granting of stock options from time to time to Mr. Obara at such fair market exercise price or prices per option share as determined by our Board of Directors and we confirmed the previous granting of his existing stock options of 200,000 stock options to purchase shares of our common stock at $1.30 per share and a further 25,000 stock options to purchase shares of our common stock at $3.30 per share, both for a ten-year term from the date of grant; and (iv) the Obara Agreement could be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our Company after the initial term) or 30 days (in the case of Mr. Obara) prior to the effective date of such termination.

     On March 1, 2008, the Compensation Committee ratified the approval of an increase in the monthly service agreement fee for Mr. Obara from CAD $10,000 to CAD $12,500, which was further raised effective August 1, 2010 to CAD $13,750.

     Mr. Obara and the Company intend to enter into an amended agreement but such agreement has not yet been finalized. Mr. Obara continues to provide services under the provisions of the original Obara Agreement on a month-to-month basis in connection with his current position at the Company of Vice President - Administration.

Katsumata Executive Employment Services Agreement

     On January 5, 2011, our Board of Directors approved an Executive Employment Services Agreement (the "Katsumata Agreement") with Mark A. Katsumata, the Company's newly appointed Secretary, Treasurer and Chief Financial Officer.

     Pursuant to the terms of the Katsumata Agreement, Mr. Katsumata will perform such duties and responsibilities as an executive employee as set out in the Katsumata Agreement. In consideration for Mr. Katsumata's services, the Company has agreed to:

    pay Mr. Katsumata a monthly fee in the amount of CDN$12,500; and

    subject to applicable rules and policies of relevant regulatory authorities and applicable securities legislation and the Company's stock option plans, grant to Mr. Katsumata incentive stock options to purchase not less than 217,500 common shares of the Company; at an exercise price of U.S. $1.50 per option share with respect to not less than 75,000 of the option shares, at an exercise price of U.S. $2.40 per option share with respect to not less than a further 75,000 of the option shares and at an exercise price of U.S. $2.43 per option share with respect to the balance of the option shares; and exercisable for a period of not less than ten years from the date of grant in each instance.

     Mr. Katsumata's initial term of employment under the Katsumata Agreement will end on January 5, 2013 (such period, the "Initial Term"). The Katsumata Agreement is subject to automatic renewal unless the Company provides written notice of an intention not to renew the Katsumata Agreement no later than 90 days prior to the end of the then-current term of the Katsumata Agreement. Mr. Katsumata may terminate the Katsumata Agreement upon 60 days prior written notice to the Company. The Katsumata Agreement provides that Company may terminate Mr. Katsumata's employment without cause, in which event Mr. Katsumata will be entitled to continue to receive the compensation he would have been entitled to until the end of the Initial Term. In addition, either the Company or Mr. Katsumata may terminate the Katsumata Agreement for cause upon 14 days prior written notice under certain circumstances described in the Katsumata Agreement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH ABOVE. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST.

PROPOSAL NUMBER TWO:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT registered PUBLIC ACCOUNTANTS

     Ernst & Young LLP, Chartered Accountants, have been selected as the independent registered public accountants of the Company for the fiscal period ending July 31, 2011. Ernst & Young LLP audited the Company's financial statements for the fiscal periods ended July 31, 2010, 2009 and 2008. Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, served as our independent registered public accounting firm and audited our financial statements for the fiscal years ended December 31, 2007, 2006, 2005 and 2004.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions at the meeting.

     In the event ratification by the stockholders of the appointment of Ernst & Young LLP as the Company's independent registered public accountants is not obtained, our Board of Directors will reconsider such appointment.

     Aggregate fees for professional services rendered to us by our auditors are set forth below:
	Year Ended July 31, 2010	Year Ended July 31, 2009
Audit Fees	$248,680	$183,975
Audit-Related Fees	14,920	3,559
Tax Fees	32,215	30,198
Total	$295,815	$217,732

Audit Fees

     Audit fees refer to the aggregate fees for professional services in connection with the audit of our annual financial statements and the quarterly reviews of our financial statements included in our quarterly reports.

Audit-Related Fees

     Audit-related fees refer to the aggregate fees for professional services in connection with the filings of S-3 and S-8 registration statements for our Company.

Tax Fees

     Our auditors provided tax preparation services.

All Other Fees

     Our auditors did not provide any other services to us other than those described above.

Pre-Approval of Services by the Independent Auditor

     Our Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by the Company's independent auditor. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by Ernst & Young LLP. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by Ernst & Young LLP which are not encompassed by the Audit Committee's annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by Ernst & Young LLP. The Audit Committee has approved all of the audit and permitted non-audit services performed by Ernst & Young LLP since the Audit Committee was formed.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL PERIOD ENDING JULY 31, 2011.

PROPOSAL NUMBER THREE:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

     In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are providing the Company's shareholders with the opportunity to vote on a non-binding advisory resolution to approve the compensation of the Company's Named Executive Officers as described in this Proxy Statement in accordance with the SEC's compensation disclosure rules. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

     The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders' concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.

     The key points of our 2010 executive compensation program are set forth in the "Executive Compensation" section beginning on page 17.

     We believe that the information provided above and within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term value creation. Accordingly, our Company is asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Shareholders."

     Adoption of this resolution will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the Proposal. Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this Proposal. Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal. However, broker non-votes will not affect the outcome of the voting on this Proposal because it requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting (as opposed to a majority of the shares outstanding).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL NUMBER FOUR:

NON-BINDING VOTE ON THE FREQUENCY OF
THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION

     As described in Proposal 3 above, the Company's shareholders are being provided the opportunity to cast a non-binding advisory vote on the compensation of the Company's Named Executive Officers. The advisory vote on executive compensation described in Proposal 3 is commonly referred to as a "say-on-pay" vote. Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC also enables the Company's shareholders to indicate, at least once every six years, how frequently the Company should seek a non-binding advisory "say-on-pay" vote.

     This Proposal 4 affords shareholders the opportunity to cast a non-binding advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or a special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, shareholders may vote to have the say-on-pay vote every year, every two years or every three years.

     Our Board of Directors believes that say-on-pay votes should be conducted every year so that our stockholders may provide us with their direct feedback on our named executive officer compensation decisions, as disclosed in our proxy statement each year. If say-on-pay votes are held less frequently than annually, then it would be more difficult for us to understand which compensation decisions are supported by our stockholders and which are not.

     We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

     The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ANNUAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION. THE OPTION RECEIVING THE GREATEST NUMBER OF VOTES (EVERY ONE, TWO OR THREE YEARS) WILL BE CONSIDERED THE FREQUENCY SELECTED BY STOCKHOLDERS.

FUTURE STOCKHOLDER PROPOSALS

     Stockholders who intend to submit a proposal for the Annual Meeting of stockholders to be held in 2011 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by the Corporate Secretary of the Company at the Company's principal executive offices no later than February 5, 2012. Upon receipt of such a proposal, the Company will determine whether or not to include the proposal in such proxy statement and form of proxy in accordance with applicable law.

     A shareholder that wishes to present a proposal at the next annual meeting of stockholders to be held in 2012 must submit such proposal to the Company on or before April 20, 2012, or management will have discretionary authority to vote proxies received for such meeting with respect to any such proposal.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section, located at One Station Place, 100 F Street, NE, Washington, DC, U.S.A., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding our Company.

By Order of the Board of Directors of Uranium Energy Corp.

/s/ Amir Adnani

Amir Adnani, President and CEO

Dated: June 9, 2011.

URANIUM ENERGY CORP.
#320 - 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Amir Adnani (President and Chief Executive Officer of the Company) and Thomas J. Deutsch of McMillan LLP (legal counsel to the Company) as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Uranium Energy Corp. held of record by the undersigned on May 24, 2011, at the Annual Meeting of Stockholders to be held at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, on Thursday, July 19, 2011 at 12:00 p.m. (Vancouver Time) or any adjournment or postponement thereof.

     VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, U.S.A., 11717.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Thursday, July 19, 2011.

The Proxy Statement, Annual Report on Form 10-K and Form of Proxy are available at www.proxyvote.com

(Continued and to be signed on the reverse side.)
ANNUAL MEETING OF STOCKHOLDERS OF URANIUM ENERGY CORP.
Being held on Thursday, July 19, 2011

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 and 3 and a vote of "1 YEAR" on PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

☒

1.	Election of Directors.	Nominees:
☐	FOR ALL NOMINEES	☐	Amir Adnani
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Alan P. Lindsay
☐	FOR ALL EXCEPT (see instruction below)	☐	Harry L. Anthony
Instruction: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold as shown here: ☐		☐	Erik Essiger
		☐	Ivan Obolensky
		☐	Vincent Della Volpe
		☐	David Kong

For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3.	Advisory (non-binding) vote on the approval of executive compensation	☐	☐	☐
1 Year	2 Years	3 Years	Abstain
4.	Advisory (non-binding) vote on the frequency of advisory votes on executive compensation	☐	☐	☐	☐

Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1, FOR proposals 2 and 3 and 1 Year for Proposal 4. This proxy will also be voted in the discretion of the holders hereof in favor of any proposal to adjourn or postpone the Meeting, and upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
Signature of Stockholder: Name: Date:	Signature of Stockholder: Name: Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

__________